Exhibit 10.6

SIGNATORY AGREEMENT

(VISA Canada Transactions)

(VISA Canada Transactions)

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SIGNATORY AGREEMENT

(VISA Canada Transactions)

This Signatory Agreement, including the Schedules attached hereto (“this Signatory Agreement”) and together with the Master Terms of Service (“MTOS”) referenced below (“this Agreement”), dated as of June 1, 2010 (“Effective Date”), is by and between Virgin America Inc., a company organized under the laws of the state of Delaware and having its place of business at 555 Airport Blvd., Burlingame, CA 94010 (hereafter “Carrier”), U.S. Bank National Association, acting through its Canadian branch (“Member”) and Elavon Canada Company (“Servicer”). Carrier, Member and Servicer shall be collectively referred to as the “Parties” and individually each a “Party”. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the MTOS attached hereto as Exhibit A and incorporated herein as provided in Section 1 below.

RECITALS

WHEREAS, Carrier, an air carrier engaged in the transportation of passengers by air, desires to make available to its customers a convenient means of purchasing air transportation, both on a current and time payment basis, through the use of Cards; and

WHEREAS, Member is a member of VISA Canada (the “Applicable Card Association”) and is qualified to enter into contractual relationships with merchants such as Carrier who wish to honor Cards which bear the service marks of the Applicable Card Association; and the Applicable Card Association contemplates that Cards will be issued by financial institutions who are members in the Applicable Card Association and that such Cards will be honored by merchants who have signed agreements with member financial institutions; and

WHEREAS, Servicer (a wholly-owned subsidiary of Nova Canadian Holdings Company, which in turn is a wholly-owned subsidiary of U.S. Bank National Association) is qualified to provide the merchant processing services required in order to honor Cards; and

WHEREAS, Carrier has engaged Member and Servicer to process VISA Card Transactions transacted in Canada (“Applicable Transactions”) on behalf of Carrier, and Member and Servicer have agreed to undertake such processing.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby covenant and agree to be bound as follows:

Section 1. Incorporation of MTOS. The MTOS are incorporated into and are a part of this Agreement and each Party acknowledges, affirms and agrees that it is bound by the terms of the MTOS. Each reference in the MTOS to “the Signatory Agreement” means this Signatory Agreement with Member and Servicer as named in the preamble hereof. Each reference in this Signatory Agreement, the MTOS or the Schedules hereto to “the Agreement” or “this Agreement” mean this Signatory Agreement, the MTOS and the Schedules attached hereto, which form part of this Agreement and shall have effect as if set out in full body of this Agreement, collectively.

(VISA Canada Transactions)
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Section 2. Processing Services. Carrier hereby requests that Member and Servicer process Applicable Transactions on behalf of Carrier and provide the services described in this Agreement, and Member and Servicer each agree to process, or cause to be processed, the Applicable Transactions and provide such services, or cause them to be provided, in compliance with the terms and conditions of this Agreement and with the Operating Regulations and applicable requirements of law.

Section 3. Commencement Date. Member and Servicer shall commence processing Applicable Transactions under this Agreement on              , 2010 (the “Commencement Date”).

Section 4. Effective Date. This Agreement shall become effective as of the Effective Date upon execution and delivery to the other Parties, of this Signatory Agreement by each Party hereto.

Section 5. Applicable Country; Settlement Currency. The “Applicable Country” for this Agreement is Canada. All settlements with respect to Applicable Transactions shall be in Canadian dollars.

Section 6. Settlement Account. The Settlement Account for Applicable Transactions submitted under this Agreement shall be such account at a financial institution located in Canada as may be designated from time to time by Carrier.

Section 7. *****

Section 8. Effect of Insolvency Proceeding. Notwithstanding anything contained in the MTOS to the contrary, upon and after the occurrence of an Insolvency Event, Servicer may, at its option, require as a condition to the processing of any Applicable Transactions submitted to it relating to sales made by Carrier prior to or after the institution of such proceedings, the entry of an order by the court having the jurisdiction of any such proceeding, authorizing Carrier to issue, and Member and Servicer to process, Applicable Transactions for sales made by Carrier prior to or after the institution of such proceeding.

Section 9. Notices. All notices permitted or required to be sent pursuant to this Agreement shall be addressed as set forth below:

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TO CARRIER:	Virgin America Inc.
555 Airport Blvd.
Burlingame, CA 94010

ATTENTION:	Chief Financial Officer
Fax: (650) 762-7001

COPY TO:	General Counsel
Fax: (650) 762-7001

TO MEMBER	Elavon Canada Company
AND SERVICER:	c/o U.S. Bank National Association
800 Nicollet Mall
Minneapolis, MN 55402

ATTENTION:	Risk Management
Fax: (612) 303-3653

Section 10. Term. This Agreement shall become effective as of the Effective Date and continue in effect, unless earlier terminated pursuant to Section 15 of the MTOS, for an initial term of ***** from the Effective Date (the “Initial Term”) and ***** provided however, this Agreement shall not renew if Carrier provides written notice to Servicer or Servicer provides written notice to Carrier, no later than sixty (60) days prior to the end of the then current term of its determination to terminate this Agreement, in which case the Agreement shall terminate on the scheduled date of expiration.

Section 11. Role of Servicer. Notwithstanding the terms of this Agreement, Servicer (or any other Person to which Servicer may delegate functions or duties) with respect to functions and duties that may be performed by Member or by it, shall perform, or cause to be performed, all processing and operational functions under this Agreement for Carrier and interact with Carrier with respect to the same, including the remittance to Carrier of funds received from the Card Associations, if permitted by Operating Regulations, except that Member shall settle all Applicable Transactions with the Applicable Card Association. Any requests or notices made by Carrier, all Sales Records and Credit Records to be submitted by it, and all reports, materials, information or notices to be provided by it, shall be sent, submitted or provided by Carrier to Servicer in satisfaction of any requirement to provide the same to Servicer and Member and shall not be sent, submitted or provided to Member unless Servicer otherwise instructs Carrier in writing. Unless Servicer otherwise agrees, Servicer, if permitted by Operating Regulations and in compliance with applicable requirements of law, for itself and on behalf of Member, will retain and hold any Deposit amount and make any requests for or retain additional funds, including Reserved Funds, all as contemplated by the Exposure Protection Schedule and shall have the right to exercise all rights and remedies of Servicer and/or Member under this Agreement. Servicer shall have all rights and benefits of Member with respect to actions that may be taken by Member that are taken by Servicer. Carrier may rely on any agreements, consents, waivers and actions of Servicer as if the same were performed by Member.

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Section 12. Entirety. This Agreement (including the MTOS and the Fee Schedule and the Exposure Protection Schedule attached to this Signatory Agreement) constitutes the entire understanding and agreement among the Parties with respect to the subject matter herein contained, and there are no other agreements, representations, warranties or understanding, oral or written, expressed or implied, that are not merged herein and superseded hereby. This Agreement shall not be amended, supplemented, modified or changed in any manner, except as provided in writing and signed by the Parties hereto. In the event of conflict of any term between the documents, the order of control shall be: Exposure Protection Schedule, this Agreement, MTOS, and Fee Schedule.

Section 13. Governing Law. This Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of law principles.

Section 14. Privacy Laws. Carrier represents, covenants and agrees that it is in compliance with all applicable privacy laws, including without limitation the Personal Information Protection and Electronic Documents Act (Canada), and that it has obtained the consent of each Cardholder to the use, disclosure and retention of any personal information of such Cardholder that may be communicated or disclosed to Servicer or Member under or in connection with this Agreement or any services to be provided by Servicer or Member to Carrier.

Section 15. Counterparts. The Agreement and any and all related documents may be executed in any number of counterparts, each of which, when so executed, then delivered or transmitted by facsimile or electronic mail, shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. In particular, the Agreement and any and all related documents may be executed by facsimile, and signatures on a facsimile copy hereof shall be deemed authorized original signatures.

Section 16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and attested to by their duly authorized officers as of the day and year written.

CARRIER:

VIRGIN AMERICA INC.

By (Print Name):	Holly Nelson

Signature:	/s/ Holly Nelson

Title:	SVP & Chief Financial Officer

Date:	June 3, 2010

MEMBER:

U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian branch office

By (Print Name):	John R. Follert

Signature:	/s/ John R. Follert
Its Authorized Representative

Date:	June 5, 2010

SERVICER:

ELAVON CANADA COMPANY

By (Print Name):	John R. Follert

Signature:	/s/ John R. Follert
Its Authorized Representative

Date:	June 5, 2010

[Signature Page to Signatory Agreement](VISA Canada Transactions)

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[Signature Page to Signatory Agreement](VISA Canada Transactions)

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EXPOSURE PROTECTION SCHEDULE

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EXPOSURE PROTECTION SCHEDULE

This Exposure Protection Schedule is to the Signatory Agreement dated as of June 1, 2010 by and among Carrier, Member and Servicer (together with the Master Terms of Service incorporated therein and all Schedules, Exhibits and other attachments to the Signatory Agreement and the Master Terms of Service, this or the “Agreement”).

1.	Certain Definitions.

All terms not otherwise defined herein that are capitalized and used herein shall have the meanings given to them in the Agreement. References to Sections in “this Agreement” or “the Agreement” mean any such Section in the MTOS. As used in this Exposure Protection Schedule, the following terms shall have the meanings indicated:

Aggregate Protection – The sum of (i) the Deposit, (ii) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, and (iii) the proceeds of any previous draw on a Letter of Credit held by Servicer or Member and not applied to any Obligations or credited to the Deposit.

Carrier’s Rights – Any and all rights that Carrier has or may at any time acquire in any Sales Records or any Deposit amount or any right to payment under the Agreement, or from any third parties as a result of any Sales Records or Card sales arising under or relating to the Agreement.

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Carrier to Member or Servicer or any other Secured Party pursuant to or in connection with the Agreement to secure the Obligations hereunder, and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits and/or dividends accruing thereon and proceeds thereof. Separate Deposits may be maintained in the event there are multiple currencies, in such currencies.

Gross Exposure – As defined in Section 8 of this Exposure Protection Schedule.

Letter of Credit – One or more valid and outstanding irrevocable standby letters of credit that are (i) issued for the benefit of all Secured Parties, (ii) in form and substance acceptable to Servicer, as determined by Servicer in its sole discretion, (iii) issued by a financial institution acceptable to Servicer, as determined by Servicer in its sole discretion and (iv) expressly accepted by Servicer or Member, as agent for all Secured Parties.

Lien - Any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind (including any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement as debtor on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement.

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Methodology – As defined in Section 3 of this Exposure Protection Schedule.

Obligations – All of Carrier’s obligations under the Agreement and any Other Signatory Agreements whether now existing or hereafter arising, whether now existing or hereafter arising (including any of the foregoing obligations that arise prior to or after any Insolvency Event and any obligations arising pursuant to this Exposure Protection Schedule).

Other Signatory Agreement — Any agreement (other than the Agreement), executed by at least Carrier and Servicer or one of its affiliates, which substantially incorporates the MTOS.

Required Amount — *****

Secured Parties – Any of (i) Servicer, Member, and each Association Obligor under the Signatory Agreement and (ii) those entities having any of the same designations or acting in the same capacity under any Other Signatory Agreement.

2.	Exposure Protection

(a)	Upon commencement of the Agreement, Member or Servicer may retain and hold all funds paid to Member by a Card Association on account of Sales Records submitted by Carrier to Servicer or Member as Reserved Funds until the amount of the Aggregate Protection equals the Required Amount, as determined in accordance with Sections 3 and 8 of this Exposure Protection Schedule. In lieu of retaining Reserved Funds, or in addition to retaining and holding Reserved Funds, Member or Servicer, in its sole discretion, may demand that Carrier, and Carrier shall upon such demand, remit to Servicer within five (5) business days (“Business Days”) of Servicer’s demand immediately available funds to hold as the Deposit in an amount that when added to amounts (if any) retained and held by or on behalf of Member or Servicer as the Deposit causes the amount of the Aggregate Protection to equal the Required Amount. The Deposit amount shall be subject to adjustment as provided in Section 3 of this Exposure Protection Schedule. Member, Servicer or any Secured Party will hold the Deposit as security for the due and punctual payment of and performance by Carrier of the Obligations. Notwithstanding anything to the contrary, in no event shall Member and/or Servicer retain and hold funds under this Agreement where the amount of the Aggregate Protection exceeds the Required Amount.

(b)

To the extent Carrier has or may at any time acquire any rights in Carrier’s Rights, Carrier grants to each of Servicer, Member, and all other Secured Parties a Lien on the Deposit and all other Carrier’s Rights to secure the payment and performance by Carrier of all Obligations. Each Secured Party shall act as agent

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for all Secured Parties to the extent that any such Secured Party controls or possesses the Deposit or any collateral hereunder or is named as Secured Party on any filing, registration or recording. Carrier hereby acknowledges that notwithstanding the foregoing grant of a Lien, Reserved Funds represent only a future right to payment owed to Carrier under the Agreement, payment of which is subject to the terms and conditions of the Agreement and to Carrier’s complete and irrevocable fulfillment of its obligations and duties under the Agreement and do not constitute funds of Carrier.

(c)	Carrier further agrees that during the term of the Agreement, Carrier shall not grant, or attempt to grant, to any other Person or suffer to exist in favor of any other Person any Lien or other interest in Carrier’s Rights (if any) or in any proceeds thereof unless any such Lien or other interest and the priority thereof are subject to a subordination agreement in favor of Member, Servicer and all other Secured Parties and satisfactory to Servicer.

(d)	Carrier hereby acknowledges that Member and Servicer dispute the existence of any interest of Carrier in any rights to payment from Cardholders or Card Issuers arising out of the Sales Records and further acknowledges that to the extent it may have an interest therein, such interest is subordinate to the interests of the Secured Parties and of any of their respective subrogees.

(e)	Carrier will do all acts and things, and will execute, endorse, deliver, file, register or record all instruments, statements, declarations or agreements (including pledges, assignments, security agreements, financing statements, continuation statements, etc.) requested by Servicer, in form reasonably satisfactory to Servicer, to establish, perfect, maintain and continue the perfection and priority of the security interest and hypothec of Secured Parties in all Carrier’s Rights and in all proceeds of the foregoing. Carrier hereby irrevocably appoints Servicer (and all persons, officers, employees or agents designated by Servicer), its agent and attorney-in-fact to do all such acts and things contemplated by this paragraph in the name of Carrier. Without limiting the foregoing, Carrier hereby authorizes Servicer to file one or more financing statements or continuation statements in respect hereof, and amendments thereto, relating to any part of the collateral described herein without the signature of Carrier. A carbon, photographic or other reproduction of the Agreement or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

3.	Adjustments to Deposit

(a)

Servicer will use the Methodology described in Section 8 of this Exposure Protection Schedule (the “Methodology”) to calculate Gross Exposure each Business Day. Carrier acknowledges that Servicer has explained to it and it understands Servicer’s Methodology for determining Gross Exposure and the

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amount of the Aggregate Protection and hereby agrees to be bound by such Methodology and the determinations made by Servicer as a result thereof. Among other things, Carrier understands that Gross Exposure includes the value of Travel Costs for goods or services sold to Cardholders who used their Cards to purchase such goods or services with respect to which Carrier has not yet provided such goods or services. Servicer and Carrier may change the Methodology by mutual agreement.

(b)	The amount of the Deposit shall be increased or decreased each Business Day, as appropriate, based on the Methodology so that the amount of the Aggregate Protection will at all times equal the Required Amount. Any necessary increases to the Deposit may be made, at Servicer’s sole discretion by Member or Servicer withholding as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection is at least equal to the Required Amount, or by federal wire transfer of immediately available funds from Carrier to an account designated by Servicer, on the first (1st) Business Day after Carrier’s receipt of notice from Servicer that an increase is required and the amount thereof. If the Servicer agrees to permit increases to the amount of the Deposit by wire transfer and the funds required to increase the amount of the Deposit so that the Aggregate Protection is equal to the Required Amount are not transferred to Servicer as required by this Section 3, Member or Servicer may immediately withhold on a daily basis as Reserved Funds an amount up to ***** of amounts otherwise payable to Carrier under Section 6.2 of the MTOS until the amount of the Aggregate Protection at least equals the Required Amount. Member or Servicer shall remit to Carrier from the Deposit the amount necessary to reduce the amount of the Aggregate Protection to equal the Required Amount on each Business Day in accordance with Section 6.2 of the MTOS.

(c)	The amount of the Deposit to be maintained hereunder may be reduced in accordance with Section 9 of this Exposure Protection Schedule pursuant to which Servicer accepts Letter of Credit in lieu of all or a portion of the Deposit so long as the Aggregate Protection equals the Required Amount.

(d)	If an event or series of events occurs that can reasonably be determined to have a materially positive effect on Carrier’s present and prospective financial condition, then at any time after six months after the Effective Date, Carrier may once each quarter submit a written request to Servicer to review the Required Amount for consideration of a reduction in the percentage of Gross Exposure required to be maintained as the amount of the Aggregate Protection (a “Modification Request”). Servicer shall review the Modification Request and information presented by Carrier and attempt to respond to such request within thirty (30) days. Any determination of whether to agree to the Modification Request shall be made in the sole discretion of Servicer.

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4.	Control of Deposit

Carrier acknowledges that (i) funds remitted to Member or Servicer by Carrier and (ii) funds paid by Card Associations and held by Member, Servicer or any Secured Party as the Deposit may be commingled with other funds of Member, Servicer or such Secured Party, and further acknowledges that all such funds, and any investment of funds shall be in the name and control of Member, Servicer or such Secured Party, and Carrier shall have no interest in any securities, instruments or other contracts or any interest, dividends or other earnings accruing thereon or in connection therewith. It is the understanding of the Parties that, notwithstanding any other provision of the Agreement to the contrary, (a) the sole obligation of Member or Servicer with respect to the Deposit shall be the obligation to pay to Carrier amounts equal to the amounts attributable to Travel Costs with respect to which Carrier has provided goods or services net of any Obligations owed Carrier to any Secured Party, (b) such obligation to make payment to Carrier is at all times subject to the terms of the Agreement, and (c) such payment shall only be due and payable upon complete and irrevocable fulfillment by Carrier of all of its obligations and duties under the Agreement.

5.	Investment

To the extent permitted by applicable law or regulation, all amounts held as the Deposit will be deemed to earn a yield equal to the Applicable Rate. The amount so earned shall be credited to the Deposit on a monthly basis.

6.	Right of Offset; Recoupment; Application

At any time that an amount is due Member, Servicer or any other Secured Party from Carrier, and Member, Servicer or such other Secured Party does not obtain payment of such amount due as provided in the Agreement, Member or Servicer (each on behalf of itself and any other Secured Party) shall have the right to apply, recoup or set off any amounts otherwise owed by Member, Servicer or any other Secured Party to Carrier hereunder, including, without limitation, any amounts attributable to the Deposit, to the amount owed by Carrier. Servicer may exercise any such right for its benefit or the benefit of Member or any other Secured Party. Where any application, recoupment or set off requires the conversion of one currency into another, Servicer or Member shall be entitled to effect such conversion in accordance with its prevailing practice and Carrier shall bear all exchange risks, losses, commissions and other bank charges which may thereafter arise.

7.	Retention of Deposit After Cessation

Notwithstanding any other provision of the Agreement to the contrary, during the period not to exceed ***** from the earlier of termination of this Agreement or the date upon which Carrier permanently ceases flight operations, Member and Servicer may retain the Deposit and Letters of Credit until such time as the Servicer determines that Carrier has

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no further Obligations or potential Obligations, without any obligation to remit funds to Carrier until such time (provided, however, the Deposit shall not exceed Gross Exposure at any time). During any such period, Carrier may substitute cash collateral in lieu of any Letter of Credit that may be posted, provided that any such substitution is undertaken in a manner that does not expose Member or Servicer to liability for a preferential transfer under 11 U.S.C. §547.

8.	Methodology

“Gross Exposure” shall be calculated by the Servicer on a daily basis as follows:

****

9.	Standby Letter of Credit

(a)	The amount of the Aggregate Protection which Servicer or Member may maintain pursuant to this Exposure Protection Schedule shall include the sum of (a) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, in lieu of maintaining the amount of the Deposit in an amount equal to the Required Amount and (b) the proceeds of any previous draw on a Letter of Credit held by Servicer or Member and not applied. Any such letter of credit shall be in form and substance acceptable to Servicer and issued by a financial institution acceptable to Servicer, as determined by Servicer in its sole discretion. Notwithstanding any initial acceptance of a Letter of Credit, Servicer reserves the right at any time to either (i) demand delivery of a substitute Letter of Credit issued by different institution or (ii) withhold as Reserved Funds amounts necessary so that the Deposit equals the Required Amount if, in Servicer’s sole discretion, it determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Servicer. At such time as the Servicer may no longer draw on a Letter of Credit, Servicer may require that the Deposit equal the Required Amount.

(b)

At any time that (i) Net Activity under Section 6.2 of the MTOS is negative or (ii) any event gives rise to Member’s or Servicer’s right under this Agreement to make demand on Carrier for payment to Member or Servicer, in either case after (A) application of all amounts held as part of the Deposit (other than with respect to, or cash proceeds of any drawing under, the letter of credit) so long as such application is not stayed due to an Insolvency Event and (B) application of all amounts that would otherwise be payable to Carrier from Member or Servicer under the Agreement on such date, if any, then Servicer, at its option, may draw on any Letter of Credit issued for Servicer’s benefit (for itself and as agent for any other Secured Party) with respect to the Agreement in an amount that does not exceed the sum of (i) such negative Net Activity or the amount Member or Servicer has a right to demand that the Carrier pay Member or Servicer on such date plus (ii) all amounts that are expected to become due to Member and Servicer

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during the next one month period on the same basis. Servicer will endeavor to give Carrier notice of each draw it intends to make on a Letter of Credit, but the failure to give such notice shall not impair the right of the Servicer to make a draw on a Letter of Credit.

(c)	In addition to Servicer’s rights as set forth above in Section 9(b) and notwithstanding any of the limitations contained in Section 9(b), Servicer, at its option, may draw (in one or more draws) up to the full amount remaining undrawn on a Letter of Credit upon the occurrence of any one or more of the following events or as otherwise provided below: (a) the occurrence of an Insolvency Event; (b) receipt by Servicer or Member of notification from the issuer of the Letter of Credit that such issuer has elected not to renew the Letter of Credit; (c) notification of termination of the Agreement by either party; (d) a substantial number of the scheduled flights of Carrier fail to operate on any particular day or (e) Servicer, in its sole discretion, determines that it cannot or will not continue to accept non-payment risk from the institution obligated on a Letter of Credit previously delivered to Servicer. In addition, Servicer may draw upon a Letter of Credit pursuant to any other condition for draw provided in the Letter of Credit, and, in any event, on or after the thirtieth day prior to expiration of the Letter of Credit. No failure to draw, or delay in making a draw, on a Letter of Credit shall impair Servicer’s right to draw thereon at a later time.

(d)	Carrier acknowledges that it has no interest in any proceeds of any draw on any Letter of Credit issued for the benefit of Servicer, Member or any Secured Party and that upon any draw on any Letter of Credit, Servicer shall be entitled to hold the proceeds thereof for payment of the Obligations under the Agreement and apply such proceeds in payment thereof as and when Servicer deems appropriate subject to the terms herein. Servicer shall have no obligation to remit to any person or entity any excess proceeds of any draw on the Letter of Credit until expiration of the period specified in Section 7 of this Exposure Protection Schedule. In the event of any dispute between Carrier and the issuer of such letter of credit or any subrogee thereof, or any other person or entity with respect to entitlement to any proceeds of the letter of credit, Servicer may retain all such proceeds until any determination by a court of competent jurisdiction, subject to Servicer’s right to retain and apply proceeds in payment of the Obligations. In the event that Servicer draws on a Letter of Credit and holds the proceeds thereof at a time when Carrier is conducting normal flight operations, Servicer, at its option, may include such proceeds in its calculation of coverage for Gross Exposure and make remittances to Carrier in accordance with Section 3 of this Exposure Protection Schedule as if the proceeds were part of the Deposit. Carrier further agrees that at Servicer’s option, any excess proceeds of a Letter of Credit, as determined by Servicer in good faith after taking into account all obligations of the Carrier to the Secured Parties, may be remitted to the issuer of a Letter of Credit, or if the issuer has been reimbursed in full for all amounts owed to it on account of the draw on the Letter of Credit, to the account party thereof.

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MASTER TERMS OF SERVICE

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Exhibits and Schedules

Exhibit A        Payment Days

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MASTER TERMS OF SERVICE

PREAMBLE

Carrier (as such capitalized terms and other capitalized terms used in this preamble are defined below), a certified air carrier engaged in the transportation of passengers by air, desires to make available to its customers a convenient means of purchasing air transportation through the use of Cards. These Master Terms of Service (“MTOS”) and the other terms of the Agreement govern Carrier’s receipt of Card processing services.

SECTION 1. DEFINITIONS.

1.1 For the purpose of this Agreement, the terms below shall have the following meanings:

Affiliate – With respect to any Party, any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Party. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

Agent – A business organization duly licensed (if so required) and authorized to perform functions of a travel agent who is not an employee of Carrier and who has been duly designated, appointed and authorized by Carrier to act as a travel agent on behalf of Carrier.

Agreement – The Signatory Agreement among Carrier, Servicer and Member providing for the processing of Card Transactions that incorporates the MTOS and all schedules and exhibits attached thereto or attached to the MTOS. Each reference to “the Agreement” or “this Agreement” contained herein shall constitute a reference to, collectively, (a) the applicable Signatory Agreement, (b) each schedule or exhibit attached to such Signatory Agreement, and (c) the MTOS and each schedule or exhibit attached to the MTOS.

Applicable Country – Any country in which Card Transactions are being transacted pursuant to and as permitted by this Agreement, as identified in the Signatory Agreement.

Applicable Rate – The Applicable Rate (using a 365-day year) shall be determined in accordance with the following chart for each Settlement Currency:

Settlement Currency	Applicable Rate
U.S. Dollars	*****

Association Obligor – Any Person (other than Carrier) (i) directly liable (a “Direct Obligor”) for obligations owed to any Card Association on account of Sales Records

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submitted to a Card Association hereunder (for example, Chargebacks and Card Association fines and assessments), or (ii) indirectly liable to any Card Association on account of Sales Records submitted to a Card Association hereunder through an indemnity given to a Direct Obligor or a guarantee of payment of any such indemnity obligation to a Direct Obligor (an “Indirect Obligation”).

Authorization – The process whereby Carrier requests permission for the Card to be used for a particular Transaction.

AVS – Address verification service.

Billing Settlement Processor – A bank settlement plan or similar entity that aggregates Card Transactions for such regions or Applicable Countries as the Parties may mutually agree and submits Card Transactions on behalf of Carrier.

Business Day – With respect to Transactions submitted to Member or Servicer, any weekday, Monday through Friday, except when any such day is a legal holiday recognized by Member or Servicer.

Card – Any credit or debit card bearing the service mark of a Card Association or other evidence of an account, including an account number, issued under the auspices of a Card Association.

Card Associations – The Applicable Card Association(s) as defined in the Signatory Agreement.

Card Issuer – Any bank or financial institution that is a member of a Card Association and issues a Card.

Cardholder – Any person authorized to use a Card by the Card Issuer.

Cardholder Account Information – As defined in Section 4.1.

Carrier – The merchant that is Party to the Signatory Agreement.

Carrier’s Rights – As defined in the Exposure Protection Schedule.

Carrier Website – The website Carrier has established or may establish from time to time for the purpose of selling goods and services in the Applicable Countries.

Chargeback – Any amount claimed from or not paid to Member, Servicer or any other Association Obligor or a refusal or reversal of any payment by a Card Issuer in relation to a Card Transaction for any reason stipulated in the Operating Regulations or any amount claimed from Carrier by Member or Servicer in relation to a Card Transaction as stipulated in the Operating Regulations, or, if the context so requires, the act of returning a previously processed Card Transaction or of asserting a claim for payment.

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Commencement Date – As defined in the Signatory Agreement.

CNP Transactions – A Card Transaction which is accepted and processed where the Cardholder is not present or the Card is not provided physically to Carrier at the time the Transaction occurs (for example, internet, mail order or telephone order).

Credit Record – A record, whether paper or electronic, approved by Member or Servicer, which is used to evidence a refund or adjustment of a purchase made through the use of a Card, and which will be credited to a Cardholder account.

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Carrier to Member, Servicer or any other Secured Party pursuant to or in connection with this Agreement to secure the Obligations hereunder, and obligations under any Other Signatory Agreements that incorporate the MTOS (if so provided in the applicable Exposure Protection Schedule), and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits or dividends accruing thereon and proceeds thereof. In the event that Transactions are settled in multiple currencies, Member or Servicer may require separate Deposits in such currencies.

Effective Date – The date set forth as the “Effective Date” in the Signatory Agreement that is part of this Agreement.

Electronic Credit Record – An electronic Credit Record.

Electronic Data Capture or “EDC” – Any means by which payment information (e.g. Electronic Sales Record or Electronic Credit Record) is transmitted electronically to Servicer for processing.

Electronic Record – An Electronic Credit Record or an Electronic Sales Record.

Electronic Sales Record – An electronic Sales Record.

Exposure Protection Schedule – The “Exposure Protection Schedule” attached to the Signatory Agreement that is part of this Agreement.

Fee Schedule – The “Fee Schedule” attached to the Signatory Agreement that is part of this Agreement.

Insolvency Event – (i) The commencement of any bankruptcy, insolvency, moratorium, liquidation, judicial reorganization proceeding, dissolution, arrangement, or proceeding under any creditors’ rights law or other similar proceeding by or against Carrier, (ii) any application for, consent by Carrier, or acquiescence by Carrier in, the appointment of any trustee, receiver, or other custodian for Carrier or a substantial part of its property, (iii) any appointment of a trustee, receiver or other custodian for Carrier or a substantial part of its property, or (iv) any assignment by Carrier for the benefit of creditors.

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ISP – An internet service provider.

Judgment Currency – As defined in Section 27.

MasterCard – MasterCard International Incorporated.

Member – The financial institution (or, to the extent allowed by Operating Regulations, a subsidiary or Affiliate of a financial institution) designated as Member in the Signatory Agreement.

Member and/or Servicer Insolvency Event – (i) The commencement of any bankruptcy, insolvency, moratorium, liquidation, judicial reorganization proceeding, dissolution, arrangement, or proceeding under any creditors’ rights law or other similar proceeding by or against Member and/or Servicer, (ii) any application for, consent by Member and/or Servicer, or acquiescence by Member and/or Servicer in, the appointment of any trustee, receiver, or other custodian for Member and/or Servicer or a substantial part of its property, (iii) any appointment of a trustee, receiver or other custodian for Member and/or Servicer or a substantial part of its property, or (iv) any assignment by Member and/or Servicer for the benefit of creditors.

Net Activity – For any day on which funds are to be remitted to Carrier under Section 6.2 hereof with respect to Transactions to be settled in the same currency, the net aggregate amount of (i) the aggregate amount of the Sales Records submitted to Servicer prior to such date of remittance of funds that are to be settled to Carrier in the same currency, plus (ii) adjustments in favor of Carrier in the same currency, minus (iii) outstanding Credit Records, Chargebacks to Carrier for which Servicer or Member has not been reimbursed, adjustments in favor of Servicer or Member and reimbursements to Servicer or Member with respect to Sales Records in the same currency, minus (iv) fees owed to Servicer or Member and the processing fees set out in the Fee Schedule and any other obligations of Carrier to Servicer or Member arising under this Agreement, minus *****

Obligations – As defined in the Exposure Protection Schedule.

Operating Regulations – The operating regulations of a Card Association as amended or supplemented from time to time.

Other Signatory Agreements – As defined in the Exposure Protection Schedule.

Parties – As defined in the Signatory Agreement.

PCI – Payment Card Industry (PCI) Data Security Standard, including any amendments thereto or replacements thereof.

Person – Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

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POS Device – A Terminal or other point-of-sale device at a Carrier location that conforms with the requirements established from time to time by Servicer and the applicable Card Association.

Processing Date – Any date on which Servicer processes a Card Transaction using its merchant processing system.

Relevant Authorities – Any governmental or other agencies or any regulatory authorities with jurisdiction over, or otherwise material to, the business, assets, or operations of Carrier.

Reserved Funds – All funds paid by a Card Association on account of Sales Records submitted to Member or Servicer by Carrier pursuant to this Agreement and held by Member or Servicer pursuant to the provisions of the Exposure Protection Schedule.

Retained Documents – As defined in Section 7.2.

Sales Record – A record, whether paper or electronic, which is used to evidence Travel Costs purchased by a Cardholder through the use of a Card.

Secured Party – As defined in the Exposure Protection Schedule.

Servicer – The entity designated as “Servicer” in the Signatory Agreement.

Settlement Account – A deposit account at a financial institution designated by Carrier as the account to be debited or credited, as applicable, for Net Activity.

Settlement File – The settlement file summarizing Travel Costs and Transactions submitted by Carrier by electronic transmission to Servicer or Member in such form or format as the Parties may agree.

Signatory Agreement – The “Signatory Agreement” that identifies “Member” and “Servicer” by name, is signed by each of them and by Carrier, and incorporates the MTOS.

Terms and Conditions of Sale – As defined in Section 3.14(b).

Terminal – A point-of-transaction terminal that conforms with the requirements established from time to time by Servicer and the applicable Card Association capable of (i) reading the account number encoded on the magnetic stripe, (ii) comparing the last four digits of the encoded account number to the manually key-entered last four digits of the embossed account number, and (iii) transmitting the full, unaltered contents of the magnetic stripe in the Authorization message.

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Third-Party Terminal – A terminal, other point-of-sale device, or software provided to Carrier by any entity other than Servicer or an authorized designee of Servicer.

Transaction – The purchase by, or refund to, a Cardholder, using a Card for any goods or services provided by Carrier pursuant to this Agreement in the Applicable Countries.

Transaction Date – The actual date on which the Cardholder purchases goods or services with a Card, or on which a Credit Record is issued from Carrier through use of a Card.

Travel Costs – Any one, or any combination of, the following items:

(a) the purchase of a ticket for air travel for travel along any of Carrier’s routes;

(b) the purchase of a ticket for air travel over the lines of other carriers;

(c) the payment of airport taxes, fees and surcharges in connection with the purchase of any item specified in this section;

(d) the payment of excess baggage and other baggage charges;

(e) the purchase of air freight and air cargo services offered by Carrier;

(f) the purchase of small package delivery services offered by Carrier;

(g) the purchase of travel services (including accommodation) on tours sold by or through Carrier in conjunction with the furnishing of air travel;

(h) the purchase of air travel for pets on Carrier’s flights;

(i) the payment of dues associated with Carrier’s airport or other club system;

(j) the purchase of goods and services sold and delivered on, or in association with, Carrier’s flights; and

(k) the purchase of goods sold via direct mail catalog or by direct mail by Carrier.

Travel Costs shall also mean such other goods or services as Carrier and Servicer may agree to include in writing. Travel Costs shall not include charter services.

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Value Added Services – Any product or service provided by a third party unaffiliated with Servicer to assist Carrier in processing Card Transactions, including internet payment gateways, integrated Terminals, global distribution systems, inventory management and accounting tools, loyalty programs, fraud prevention programs, and any other product or service that participates, directly or indirectly, in the flow of Card Transaction data.

Value Added Services Schedule – The Value Added Services Schedule attached to the Signatory Agreement.

1.2 In the Agreement unless the context otherwise requires:

(a) Any reference to a statute, statutory instrument, regulation or order shall be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time.

(b) The words “hereof,” “herein” and “hereunder” and words of similar impact when used in the Agreement shall refer to the Agreement as a whole and not to any particular provision of the Agreement. References to Sections, Schedules and like references are to the Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires “or” has the inclusive meaning represented by the phase “and/or.”

SECTION 2. RULES AND REGULATIONS.

2.1 Carrier, Member and Servicer each acknowledge that the respective systems of the Card Associations are governed by their respective Operating Regulations and that all Transactions hereunder are subject to such Operating Regulations, as applicable, as the same may be amended from time to time. To the extent there is a conflict between applicable Operating Regulations and the terms of this Agreement, the Operating Regulations shall control. To the extent there is a conflict between applicable law and applicable Operating Regulations, the applicable law shall control. For purposes of the foregoing, a conflict shall be deemed to exist only if (i) compliance with the terms of this Agreement is impossible without a breach of the applicable Operating Regulations or (ii) compliance with the applicable Operating Regulations is impossible without a breach of applicable law. Unless permitted by the applicable Operating Regulations, Carrier shall not establish minimum or maximum Transaction amounts as a condition for honoring Cards.

2.2 Carrier, Member and Servicer each shall be responsible for any liability arising out of or related to their own failure to observe, perform or otherwise comply with the applicable provisions of the Operating Regulations. Carrier agrees that it shall be responsible for any fees, charges, fines, penalties or other assessments of that Member or Servicer is required to pay a Card Association as a consequence of Carrier’s failure to comply with the applicable Operating Regulations. Member and Servicer agree that each shall be responsible for any fees, charges, fines, penalties or other assessments of that Carrier is required to pay a Card Association as a consequence of Member’s or Servicer’s failure to comply with the applicable Operating Regulations.

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SECTION 3. HONORING CARDS.

3.1 *****

3.2 Carrier shall use commercially reasonable efforts to cause all Agents to permit Cardholders to charge Travel Costs only in accordance with the terms and conditions of the Agreement and in compliance with applicable Operating Regulations. Carrier shall use commercially reasonable efforts to cause compliance by Agents with all of the terms and conditions of the Agreement to be performed by Carrier or Agents. Notwithstanding any such commercially reasonable efforts by Carrier, Carrier shall be responsible for: (i) any failure by any Agent in performing the applicable provisions of the Agreement; and (ii) the settlement of Sales Records and Credit Records completed by Agents.

3.3 Before honoring a Card, Carrier shall do the following to determine whether the Card is valid: (a) where possible, examine the format of each Card presented in connection with a purchase for authenticity and confirm, by checking the effective date and the expiration date as stated on the face of the Card, that the Card has become effective and has not expired; and (b) obtain Authorization. Neither Carrier nor any Agent shall impose a requirement on Cardholders to provide any personal information such as a home or business telephone number, home or business address, driver’s license number, or a photocopy of a driver’s license as a condition for honoring Cards unless such information is required or permitted under specific circumstances cited in the Agreement. Notwithstanding the foregoing, with respect to Transactions that are not conducted face-to-face, Carrier may request from a Cardholder the information necessary to complete an address verification service request. Neither Carrier nor any Agent shall make a photocopy of a Card under any circumstances, nor shall a Cardholder be required to provide a photocopy of the Card as a condition for honoring the Card. Neither Carrier nor any Agent shall require a Cardholder, as a condition for honoring the Card, to sign a statement that in any way waives the Cardholder’s rights to dispute the Transaction. Carrier may require passengers to present personal information, including a driver’s license, passport, or other picture identification, for purposes of complying with Carrier’s policy or applicable law.

3.4 (a) Carrier or Agent shall obtain Authorization for the total amount of the Travel Costs before completing any Card sales Transaction (which in the case of Transactions involving paper submissions pursuant to Section 6.2(d) may require telephone Authorization). Such Authorization may be provided by any third party provider acceptable to Servicer. Authorization verifies that the Card number is valid, the Card has not been reported lost or stolen at the time of the Card sales Transaction, and confirms that the amount of credit or funds requested for the Card sales Transaction is available. Carrier or Agent will follow any instructions received during Authorization. Upon receipt of Authorization, Carrier or Agent may consummate only the Card sales Transaction authorized and must note the Authorization code on the Sales Record. For all ticket by mail, telephone or internet Card sales, Carrier must obtain the Card expiration date and forward that date as part of the Authorization.

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(b) Authorization does not: (i) guarantee Carrier final payment for a Card sales Transaction; (ii) guarantee that the Card sales Transaction will not be disputed later by the Cardholder as any Card sales Transaction is subject to Chargeback; or (iii) protect Carrier in the event of a Chargeback regarding unauthorized Card sales Transactions or disputes involving the quality of goods or services. Authorization will not waive any provision of the Agreement or otherwise validate a fraudulent sales Transaction or a sales Transaction involving the use of an expired Card.

(c) In a Card sales Transaction in which a Card is presented electronically, if Carrier’s Terminal is unable to read the magnetic stripe on the Card, Carrier must key-enter the Transaction into the POS Device for processing and obtain: (i) a physical imprint of the Card using a manual imprinter; and (ii) the Cardholder’s signature on the imprinted Sales Record.

3.5 Neither Carrier nor any Agent shall make any Card sale to any customer in any of the following circumstances (with the exception of ticket by mail, internet or telephone pursuant to Section 3.8 permitted by the Agreement and ticket by automated machine pursuant to Section 3.9 or purchased through other CNP Transactions): (a) a Card is not presented at the time of sale; (b) the signature on the Sales Record does not appear to correspond to the signature appearing in the signature panel on the reverse side of the Card, or the Cardholder does not resemble the person depicted in any picture which appears on the Card; (c) the signature panel on the Card is blank and is not signed in accordance with the procedures specified in Section 3.6; and (d) no Authorization is received. Any Carrier or Agent completing a Transaction under the conditions in this Section 3.5 shall be responsible for such Sales Record or Credit Record regardless of any Authorization.

3.6 If the signature panel of the Card is blank, in addition to requesting Authorization, Carrier or Agent must: (a) review positive identification to determine that the user is the Cardholder; (b) indicate such positive identification (including any serial number and expiration date) on the Sales Record; and (c) require that the Cardholder sign the signature panel of the Card prior to completing the Transaction. If a Cardholder presents a Card that bears an embossed “valid from” date and the Transaction Date is prior to the “valid from” date, Carrier or Agent shall not complete the Transaction. A card embossed with a “valid from” date in month/year format shall be considered valid on the first day of the embossed month and year. A card embossed with a “valid from” date in month/day/year format is considered valid on the embossed date

3.7 (a) Each Card sale shall be evidenced by a Sales Record. Each Sales Record shall be imprinted with the Card unless: (i) the Sales Record results from a Transaction involving Terminals which produce electronic Transaction records; (ii) the Card Transaction is a CNP Transaction; (iii) an imprinter is not available; or (iv) if for any other reason the Sales Record cannot be imprinted with a Card (if Authorization is obtained), including Card Transactions by mail, telephone or automated machine. If an imprinter is not available, the information on the Card and merchant plate shall be reproduced legibly on the Sales Record in sufficient detail to identify the parties to such sale. Such information shall include at least the date of sale, amount, Cardholder’s name and account number and Carrier’s name and place of business.

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(b) Carrier shall include all items of Travel Costs purchased in a single Transaction in the total amount on a single Sales Record or Transaction record except for individual tickets issued to each passenger, when required by Carrier policy.

(c) Each Sales Record shall include on its face the items needed to complete the Settlement File required by the Servicer. Each Sales Record shall be signed by the Cardholder (except where the sale is made pursuant to CNP Transaction or automated machine transaction), which signature shall appear to be the same as the signature on the Card presented, as determined by Carrier or Agent. The Cardholder shall not be required to sign a Sales Record until the final Transaction amount is known and indicated in the “Total” column.

(d) Carrier shall not effect a Transaction for only part of the amount due on a single Sales Record except when the balance of the amount due is paid by the Cardholder at the time of sale in cash, by check, with another card or Card, or any combination thereof.

(e) If Carrier or Agent honors the Card, Carrier or Agent honoring the Card will deliver to the customer a true and completed copy of the Sales Record. The Card account number must be truncated on all Cardholder-activated copies of Sales Records. Truncated digits should be replaced with a fill character such as “x,” “*,” or “#,” and not with blank spaces or numeric characters. All POS Devices must suppress all but the last four digits of the Card account number and the entire expiration date on the Cardholder’s copy of the Electronic Sales Records generated from POS Devices (including Cardholder activated).

3.8 Carrier or Agent may enter into Card Transactions in accordance with Carrier’s or such Agent’s ticket by CNP Transaction program. In each such case, Carrier or Agent will complete the Sales Record (in accordance with Section 3.7) and include on the Sales Record the effective date and expiration date of the Card as obtained from the Cardholder together with words to reflect “mail order” or the letters “MO” or “telephone order” or the letters “TO,” or “internet order” or the letters “IO,” as appropriate. Carrier must obtain an Authorization code for all such Card Transactions. If a Carrier or Agent completes a Transaction without imprinting of the Card or using a Terminal, Carrier shall be deemed to warrant the true identity of the Cardholder as the authorized holder of such Card unless Carrier or Agent has obtained independent evidence of the Cardholder’s true identity and has noted such evidence on the applicable Sales Record.

3.9 In the case of sales of tickets by automated machine, such Transaction records must include at least the following information: (i) the account number; (ii) Carrier or Agent’s name; (iii) the automated machine’s location code or town, city, county, state or province; (iv) the amount of the Transaction in the applicable currency; and (v) the Transaction Date.

3.10 (a) Carrier or Agent may use POS Devices or other data capture services acceptable to Servicer to obtain Authorization and to capture Electronic Sales Record data to submit to a Card Association by reading data encoded on either tracks 1 or 2 on the magnetic

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stripe of Cards in accordance with Operating Regulations. POS Devices are prohibited from printing or displaying more information than that which is permitted by Operating Regulations and applicable laws and regulations.

(b) Whenever the embossed account number is not the same as the encoded account number, Carrier is required to: (i) decline the Transaction; (ii) attempt to retain the Card in accordance with Section 3.12 by reasonable and peaceful means; (iii) note the physical description of the Cardholder; (iv) notify Servicer; and (v) handle any recovered Card in accordance with the procedures specified in Section 3.12.

(c) When the embossed account number is the same as the encoded account number, Carrier must follow normal Authorization procedures as described in this Section 3.

3.11 Neither Carrier nor any Agent shall make a cash disbursement to any Cardholder with respect to a Card Transaction.

3.12 Carrier or Agent shall use commercially reasonable efforts to retain a Card by reasonable and peaceful means if: (a) Carrier is requested to do so in an Authorization response message; (b) if the four printed digits above the embossed account number on a Card do not match the first four embossed digits; or (c) if Carrier has reasonable grounds to believe a Card is counterfeit, fraudulent or stolen.

3.13 Servicer will facilitate the reward process for recovered Cards. Recovered Cards must be sent to the address stated below:

Bank Card Center

Attn: Card Recovery

P. O. Box 6318

Fargo, ND 58125-6318

3.14 The following provisions govern CNP Transactions:

(a) Carrier acknowledges that in order to accept and process CNP Transactions, Carrier must (i) implement and adhere to security measures designed to ensure secure transmission of the data provided by the Cardholder in purchasing Travel Costs and effecting payment over the internet as required by the Operating Regulations and applicable requirements of law; (ii) where possible, verify the address of the Cardholder via AVS; (iii) at any time when Carrier participates in Verified by Visa or MasterCard Secure Code requirements, Carrier shall provide to Servicer the data elements included in such requirements; and (iv) ensure that, to the extent that the Carrier Website is hosted by an ISP, the ISP meets the minimum security measures and technology requirements.

(b) Carrier shall at all times during the term of this Agreement, display on Carrier Website clear terms and conditions and procedures (the “Terms and Conditions of Sale”). The Terms and Conditions of Sale shall give a complete and accurate description of the

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Travel Costs offered by Carrier. Carrier Website must include clear details of Carrier’s return policy, customer service, contact details (including mail/email/phone/fax), currency accepted, delivery policy and country of Carrier’s domicile for every nexus and operation of Carrier. Carrier shall also comply with all and any requirements or guidelines in respect of internet usage issued from time to time by all relevant Card Associations, together with the requirements of applicable laws and regulations.

(c) Carrier Website will clearly inform the Cardholder that the Cardholder is committing to payment before he or she selects the “Pay Now” button. Carrier Website will afford the Cardholder an unambiguous option to cancel the payment instruction at this stage.

(d) Carrier acknowledges that in certain jurisdictions it may be unlawful for Carrier to sell the Travel Costs and that neither Member nor Servicer can accept any liability for the consequences of Carrier trading in such jurisdictions.

(e) Carrier is prohibited from entering Cardholder details into a Terminal manually where those details have been provided to Carrier via the internet.

(f) Carrier shall promptly inform Servicer of every security breach, suspected fraudulent card(s) and suspicious activity on Carrier’s security system or through Carrier Website that may relate to Card Transactions.

(g) Neither Member nor Servicer shall in any way be liable for any claim in connection with any representations contained in Carrier Website, webpage(s), advertisement(s) or printed matter relating to Carrier’s products or services.

(h) Carrier hereby acknowledges that CNP Transactions are in all cases at Carrier’s own risk. Carrier is fully liable for all Chargebacks, fines, assessments, penalties and losses related to CNP Transactions even where Carrier has complied with this Agreement and where the Transaction in question has been authorized. All communication costs related to CNP Transactions are Carrier’s responsibility. Carrier acknowledges that neither Member nor Servicer manages the CNP payment gateway or the telecommunication links and that it is Carrier’s responsibility to manage that link.

SECTION 4. CARDHOLDER ACCOUNT INFORMATION; SECURITY PROGRAM COMPLIANCE.

4.1 The Parties and each Agent shall treat all information relating to any Card, including Cardholder name and identification information and account number information in any form, imprinted Sales Records, carbon copies of imprinted Sales Records, mailing lists, tapes, or other media, obtained by reason of any Card Transaction or otherwise (“Cardholder Account Information”), as confidential information and shall protect such materials from disclosure to any third person, except as expressly permitted in this Agreement. The Parties shall at all times only store, process and use Cardholder information in accordance with the requirements of any applicable data processing laws and Operating Regulations. The Parties shall not, without the

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consent of the Cardholder, sell, purchase, provide or exchange Cardholder Account Information to or with any third person, other than

(a) Carrier’s agents (including Agents), employees and representatives, network providers or Card processors for the purpose of assisting Carrier in completing the Card Transaction;

(b) Member or Servicer’s employees and representatives and agents for the purpose of performing under this Agreement and in compliance with the Operating Regulations and applicable requirements of law;

(c) the applicable Card Association or Card Issuer in compliance with this Agreement and the Operating Regulations; or

(d) in accordance with applicable law.

4.2 All Value Added Services being provided to Carrier are set forth on the Value Added Services Schedule, and Carrier will disclose in writing to Servicer any new Value Added Services to be provided to Carrier after the Effective Date prior to using the same. All Value Added Services shall comply with all applicable requirements of law and the Operating Regulations, including PCI. Carrier will comply with the requirements of PCI and any modifications to, or replacements of PCI that may occur from time to time, be liable for the acts and omissions of each third party offering such Value Added Services and will be responsible for ensuring compliance by the third party offering such Value Added Services with all applicable requirements of law and Operating Regulations, including PCI. Carrier will indemnify and hold harmless Member and Servicer from and against any loss, cost, or expense incurred in connection with or by reason of Carrier’s use of any Value Added Services. No Member or Servicer will be responsible for the Value Added Services not provided by it nor shall Member or Servicer be responsible for any Card Transaction until it receives data for the Transaction in the format required by it and uses such data in connection with processing performed by it under the Agreement.

4.3 If Carrier uses Value Added Services for the purposes of data capture or authorization, Carrier agrees: (a) that the third party providing such services will be its agent in the delivery of Transactions to Servicer via a data processing system or network similar to Servicer’s; and (b) to assume full responsibility and liability for any failure of that third party to comply with applicable requirements of law and the Operating Regulations or this Agreement. No Member or Servicer will be responsible for any losses or additional fees incurred by Carrier as a result of any error by a third party agent or by a malfunction in a Third Party Terminal. No Member or Servicer is responsible for any Transaction until it receives data for the Transaction in the format required by it and Servicer or Member uses such data in connection with processing performed by it under the Agreement.

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SECTION 5. RETURNED UNUSED TRAVEL COSTS; CREDIT ADJUSTMENT.

5.1 Carrier will maintain a fair and uniform policy for the return or exchange of tickets or other Travel Costs for credit adjustments. On the date Carrier accepts the return of unused tickets or other Travel Costs or otherwise allows an adjustment to the Travel Costs which were the subject of a previous Card sale, Carrier will date and otherwise properly complete a Credit Record and submit it to Member or Servicer for processing hereunder in accordance with the timeframes required by the Operating Regulations and applicable law.

5.2 Carrier will make no cash refunds in connection with such credit adjustments, except to the extent it may be required to effect a cash refund pursuant to the involuntary refund requirements of applicable laws, rules, regulations, or tariffs.

5.3 If a Cardholder disputes the receipt of the proper amount of the cash refund, Carrier shall, within the terms established in Section 8 for Chargebacks, furnish Servicer with such documentary evidence of such refund.

5.4 The submission of a Credit Record will not impair the right of Chargeback of Member or Servicer against Carrier in an amount not to exceed the excess of (a) the amount of the Sales Record over (b) the amount of the Credit Record submitted by Carrier.

5.5 A Carrier shall not accept monies from a Cardholder for the purpose of preparing and depositing a credit voucher that will effect a deposit to the Cardholder’s account. A Carrier shall not process a credit voucher without having completed a previous purchase Transaction with the same Cardholder.

SECTION 6. SUBMISSION OF ELECTRONIC SALES RECORDS AND ELECTRONIC CREDIT RECORDS.

6.1 Carrier shall establish and maintain one Settlement Account for each currency permitted pursuant to this Agreement. Each Settlement Account shall be maintained in an office of the financial institution designated by Carrier which is acceptable to Servicer, and shall be subject to Servicer’s customary practices and procedures applicable to accounts of that nature and shall be subject to the terms of this Agreement. Carrier shall provide to Servicer all information necessary to facilitate remittance of funds to each Settlement Account. All settlements with respect to Card Transactions submitted in the currency of a given Applicable Country shall be denominated in the lawful currency or currencies specified in the Signatory Agreement that is part of this Agreement.

6.2 (a) Neither Carrier nor Agent may present for processing or entry to any Card Association, directly or indirectly, any Sales Record or Credit Record which was not originated as a result of a Transaction between the Cardholder and such Carrier.

(b) Neither Carrier nor Agent may deposit for entry to any Card Association, directly or indirectly, any Sales Record or Credit Record that it knows or should have known under the circumstances to be (i) fraudulent or (ii) not authorized by the Cardholder. With respect to this requirement, Carrier or an Agent shall be responsible for the actions of their respective employees and agents while acting in their employ or as agents.

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(c) Neither Carrier nor Agent may present for processing or entry to any Card Association any Sales Record or Credit Record representing a Transaction all or part of which had been previously charged back to Servicer or Member (or an Association Obligor, if applicable) and subsequently returned to Carrier; provided, however, the foregoing shall not limit Carrier’s representment or other rights of Carrier to challenge a Chargeback in accordance with the applicable Operating Regulations. Carrier may, at its option, pursue payment from the customer outside the Card Association system. Should Carrier exercise this option and the Cardholder acknowledge the debt, and choose to pay the amount in full using its Card, Carrier may present a Sales Record in such amount to Servicer for processing.

(d) Carrier or Agent shall submit to Servicer for processing each Sales Record in accordance with the timeframes required by the applicable Operating Regulations. The method of billing for all Electronic Sales Records and Electronic Credit Records processed through any Billing Settlement Processor must be by electronic transmission and shall include itinerary records consisting of departure dates. If Carrier is unable to submit Sales Records and Credit Records originating at Carrier’s sales locations, including airport locations, ticket-by-mail centers, and other sales locations, by means of a summary electronically transmitted as provided in Sections 6.5 and 7.1, Carrier may submit such Sales Records and Credit Records to Servicer by means of a paper summary and detail thereof to Servicer’s designated processing center, or by means of a Terminal that generates an electronic transmission to Servicer’s designated Terminal processor.

(e) Member or Servicer will deposit, or cause to be deposited, on each Business Day, via federal wire transfer, in the case of U.S. dollar Transactions, and SWIFT, in the case of Canadian dollar Transactions, into the applicable Settlement Account for each applicable currency, an amount equal to the amount of Net Activity relating to such currency for each Business Day, subject to Servicer’s receipt of the incoming transmission of Sales Records and Credit Records by the time and on the day specified in Exhibit A.

(f) At any time that the aggregate amount of Net Activity results in an amount due Member or Servicer, the aggregate amount due to each of them may be deducted, recouped or set off from amounts subsequently payable to Carrier under this Agreement on account of Sales Records irrespective of the currency in which payment to Carrier is to be made; provided, that, Member or Servicer may, at its option (i) require an immediate wire transfer from Carrier in the amount due, or (ii) apply, set off against or recoup from any Deposit amount maintained pursuant to this Agreement the amount due from Carrier under this Agreement. Carrier acknowledges that this Agreement is a “net payment agreement” and that the right of Member or Servicer to net out obligations due from Carrier under this Agreement from amounts payable to Carrier hereunder (including from or as represented by the Deposit amount) is a right of recoupment. Carrier further acknowledges that Member and Servicer have entered into each Agreement in reliance upon such right. *****

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(g) *****

(h) Amounts deposited in a Settlement Account or otherwise credited to Carrier (including, without limitation, amounts credited against Carrier’s obligations to Member or Servicer for fees, costs and expenses hereunder) in respect of any Sales Record pursuant to this Agreement and Carrier’s right to payment of Reserved Funds shall be provisional until the payment made to Member by the Card Association in respect of such Sales Record shall become final (i.e., all rights of Chargeback or other rights of the Cardholder or Card issuer to obtain reimbursement of such payment from Member shall have expired).

(i) Submissions and payment from any location must be handled in compliance with all applicable government laws, rules and regulations.

(j) The Signatory Agreement that is part of this Agreement may specify the location of the originating source of submission of any file.

6.3 Processing fees shall be as set forth in the Fee Schedule attached to the Signatory Agreement that is part of this Agreement.

6.4 Servicer will provide Carrier with Transaction reports each Business Day that correspond to Net Activity for such Business Day and that will summarize sales, returns (refunds), Chargebacks, processing fees, and adjustments with adequate detail to allow Carrier to perform account reconciliation.

6.5 Carrier shall cause Agents to submit Electronic Sales Records and Electronic Credit Records to Servicer in the form of the Settlement File by electronic transmission as provided in Sections 6.2(d) and 7.1 through Carrier’s accounting office or the appropriate processing center of the area or Billing Settlement Processor of which Carrier is a member. Carrier or the appropriate processing center, as the case may be, shall submit the Electronic Sales Records and Electronic Credit Records to Servicer in accordance with the terms of the Agreement.

6.6 If Carrier utilizes Electronic Data Capture services pursuant to this Section 6.6 to transmit Electronic Sales Records and Electronic Credit Records for Card Transactions through a Terminal, Carrier agrees to utilize such EDC services in accordance with applicable Operating Regulations. Carrier may designate a third person as its agent to deliver to Servicer or directly to Card Associations Transactions captured at the point of sale by such agent. If Carrier elects to designate such an agent, Carrier must provide Servicer prior written notice of such election. Carrier understands and agrees that Member or Servicer is responsible to make payment to Carrier for only those Transaction amounts delivered by such agent to the Card Associations, less amounts withheld by Member or Servicer pursuant to the Agreement, and Carrier is responsible for any failure by such agent to comply with any Operating Regulations, including any such failure that results in a Chargeback.

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SECTION 7. ELECTRONIC TRANSMISSION.

7.1(a) When Electronic Sales Records and Electronic Credit Records are submitted to Servicer electronically, other than Electronic Sales Records and Electronic Credit Records originating from Terminals, as provided in Section 6.6, and processed by Servicer’s Terminal processor, such Electronic Sales Records and Electronic Credit Records shall be submitted to Servicer by means of a summary of all Travel Costs by electronic transmission compatible with the computer system of Servicer and shall comply with Section 6.2 of the Agreement. Each such electronic transmission shall contain, at a minimum, the information required for each Electronic Sales Record by Section 3.7 and shall be made in the form of the Settlement File or any other format acceptable to Servicer in its sole discretion, provided, however, that (i) Carrier will not change the format of such electronic submissions without first obtaining Servicer’s consent and (ii) if Carrier requests a change in format with respect to such electronic submissions, Servicer may test such electronic submissions (in the requested format) prior to consenting to such change in format, and such testing by Servicer shall not constitute consent to such format change and shall not in any way limit Servicer’s right to withhold consent with respect to such format change.

(b) If an electronic transmission of Travel Costs does not meet the requirements of the approved format, Servicer shall use reasonable efforts to advise Carrier within eight hours of receipt of same.

(c) Any acceptance by Servicer of an electronic transmission of Travel Costs which does not comply with the appropriate format or, if in the appropriate format, does not contain the information in respect to each Travel Cost summarized therein required by the terms of the Agreement, shall not constitute a waiver of, or preclude Member or Servicer from exercising, the right of Chargeback.

7.2 Carrier shall retain, or cause to be retained, each original Sales Record and Credit Record and any other documentation necessary for Member or Servicer to satisfy applicable Operating Regulations (“Retained Documents”) relating to those Transactions transmitted to Servicer directly by Carrier, in each case for at least eighteen (18) months from the date each such Retained Document is submitted to Servicer for processing. Promptly upon Carrier’s receipt of Servicer’s request for the same, but in no event later than fourteen (14) calendar days following Carrier’s receipt of such request, Carrier shall deliver to Servicer a copy, or the original if specifically requested by Servicer, of the requested document.

Notwithstanding the foregoing, either Carrier or Servicer may elect to hold in its custody Retained Documents for no more than 180 days provided such Party retains a microfilmed or microfiched (or other mutually acceptable medium) copy of such documents for at least eighteen (18) months from the date on which each such document is submitted to Servicer for processing.

SECTION 8. CHARGEBACKS.

8.1 Neither Member nor Servicer is obligated to accept any Sales Record which does not comply in all respects with the applicable Operating Regulations. Neither Member nor Servicer

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shall assert additional requirement(s) to the applicable Operating Regulations with respect to any Sales Record; provided, however, this provision shall not limit the right of Member or Servicer to require delivery of the data in an acceptable Settlement File.

8.2 Carrier agrees to pay Member (or if notified by Servicer to do so, to pay Servicer) the amount of each Chargeback and, in the case of amounts that have not been paid to Carrier, acknowledges Carrier has no right to receive amounts attributable to Chargebacks. Member or Servicer may deduct and retain any amount due to Member or Servicer from Carrier on account of Chargebacks from amounts otherwise payable to Carrier under this Agreement. The provisions of Section 6.2 with respect to payment of Carrier’s obligations to Member and Servicer will apply in the event the amount of Net Activity results in an amount due Member or Servicer.

8.3 So long as a Chargeback claim is in the process of dispute resolution pursuant to the Operating Regulations, Carrier shall not make any other claim or take any proceedings against the Cardholder in relation to the related Card Transaction or the underlying contract of sale or service.

8.4 In connection with the processing of Chargeback claims, Servicer and Member shall be entitled to rely and act on any agreements, requests, instructions, permissions, approvals, demands or other communications given on behalf of Carrier (whether via email or in writing) and Servicer shall not be liable to Carrier for any loss or damage incurred or suffered by it as a result of such action.

SECTION 9. REPRESENTATIONS AND WARRANTIES.

9.1 Carrier represents and warrants to Member and Servicer that:

(a) Carrier has full and complete power and authority to enter into and perform under the Agreement and has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for Carrier to perform its obligations under the Agreement.

(b) To the best of its knowledge: Carrier’s sales Transactions and credit refund procedures comply in all material respects with all applicable laws and regulations of any governmental authority which are pertinent to such Card sales or refunds, all Card Transactions submitted for processing hereunder are bona fide, no Card Transaction involves the use of a Card for any purpose other than the purchase of goods or services in the ordinary course of business from Carrier nor does it involve: (i) a Cardholder obtaining cash from Carrier; (ii) Carrier accepting a Card to collect or refinance an existing debt or previous Card charges; or (iii) any collusion between Carrier and Cardholder with the intent of fraud.

(c) Carrier’s execution and performance of the Agreement will not violate any provision of Carrier’s organizational or charter documents, or any indenture, contract, agreement or instrument to which it is a party or by which it is bound and the Agreement constitutes the legal, valid and binding obligation of Carrier, enforceable in accordance with its terms.

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(d) Carrier is duly organized and in good standing under laws of the jurisdiction specified in the first paragraph of the Signatory Agreement that is part of the Agreement and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on its assets or operations.

(e) Carrier’s and its subsidiaries’ (if any) audited, consolidated financial statements and its unaudited, consolidated financial statements, as heretofore furnished to Servicer, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of the preceding year, and fairly present the financial condition of Carrier as of such date and the result of its operations and the changes in financial position for the period then ended. There have been no material adverse changes in the condition or operations, financial or otherwise, of Carrier since the date of the financial statements furnished to Servicer prior to the execution of this Agreement, except as previously disclosed to Servicer in writing. Neither (i) the financial statements described herein (the “Financial Statements”) nor (ii) to the best knowledge of Carrier, any other certificate, written statement, budget, exhibit or report, including information and reports relating to Card sales for Travel Costs, furnished by or on behalf of Carrier in connection with or pursuant to the Agreement, (such items in (ii) collectively, the “Other Financial Information”), contains any untrue statement of a material fact or omits to state any material fact necessary in order to make statements contained therein not misleading. Certificates or statements furnished by or on behalf of Carrier to Servicer consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of Carrier and Carrier has no reason to believe that such projections or forecasts are not reasonable. To the best knowledge of Carrier, after due inquiry by a responsible officer of Carrier, all factual information contained in the Other Financial Information hereafter furnished to Servicer by Carrier or their agents will be true and accurate in all material respects on the date as of which such information is dated or certified and no such information will contain any material misstatement of fact or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(f) There is no action, suit or proceeding at law or equity, or before or by any town, city, county, state, federal, provincial or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of Carrier, threatened against Carrier or any of its property which, if determined adversely to Carrier, would be likely to materially adversely affect the present or prospective financial condition of Carrier or affect its ability to perform hereunder and Carrier is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or town, city, county, state, federal or provincial governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign where the effect of such default would be likely to materially adversely affect the present or prospective financial condition of Carrier.

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(g) Carrier is in compliance in all material respects with its agreement with any Relevant Authorities or other Billing Settlement Processor and is entitled to all the benefits and rights afforded to Carrier under such agreement, which benefits and rights are substantially the same as those afforded to other carriers by Relevant Authorities or other Billing Settlement Processor, if applicable.

(h) Any Card Transactions submitted under this Agreement shall not relate to the provision of services or goods to a country where there may be, or are, any restrictions, regulations, sanctions or laws prohibiting or restricting the provision of any such services or goods.

(i) No consideration other than as set out in this Agreement has been provided by Carrier in return for entering into this Agreement.

The foregoing representations and warranties shall be deemed to be made each time Carrier submits a Sales Record or Credit Record to Servicer for processing.

9.2 Each of Member and Servicer represents and warrants to Carrier that:

(a) It has full and complete power and authority to enter into and perform under this Agreement and has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for it to perform its obligations under this Agreement.

(b) Its processing practices and procedures comply in all material respects with all applicable laws and regulations of any governmental authority which are pertinent to such practices and procedures.

(c) Its execution and performance of this Agreement will not violate any provision of its organizational or charter documents, or any indenture, contract, agreement or instrument to which it is a party or by which it is bound and this Agreement constitutes its legal, valid and binding obligation of each of Member and Servicer, enforceable in accordance with the terms of this Agreement.

(d) It is duly organized and in good standing under laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on its assets or operations.

SECTION 10. SERVICE MARKS AND TRADEMARKS.

10.1 Except for mere reference to the company name of Carrier in presentations to other merchants for the provision of processing services by Member or Servicer, neither Member

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nor Servicer shall display or show the trademarks, service marks, logos, or company names of Carrier in promotion, advertising, press releases, or otherwise without first having obtained Carrier’s written consent.

10.2 Carrier may indicate in any advertisement, display or notice that the services of a specific Card Association are available. If Carrier has elected to not honor specific Cards pursuant to Section 3.1 hereof, Carrier may use Card Association trademarks and service marks on promotional, printed, or broadcast materials for the sole purpose of indicating which Cards are accepted by Carrier. Notwithstanding anything in the Agreement to the contrary, any use of Card Association trademarks and service marks by Carrier must be in compliance with the Operating Regulations. Carrier’s promotional materials shall not indicate, directly or indirectly, that any Card Association, Member or Servicer endorse or guarantee any of Carrier’s goods or services.

10.3 Carrier, Member and Servicer acknowledge that no Party hereto will acquire any right, title or interest in or to any other Party’s trademarks, service marks, logos or company names and such properties shall remain the exclusive property of the respective parties or their affiliates. Upon termination of the Agreement, the Parties hereto will discontinue all reference to or display of the other Party’s trademarks, service marks, logos and company names.

SECTION 11. AUDIT.

11.1 In the event of reasonable suspicion that Carrier or any of its officers, employees or agents are involved in any fraudulent or unlawful activity connected with this Agreement, Servicer or Member shall have the right to have an Auditor (defined below) inspect Carrier’s Transaction records relating to this Agreement at reasonable times and upon reasonable notice, in connection with which Carrier authorizes a party unaffiliated with Member or Servicer and that is of nationally recognized standing in its field (an “Auditor”) to examine or audit such records.

11.2 During the term hereof and for one year thereafter, Carrier and Servicer shall have the right at reasonable times and upon reasonable notice to audit, copy or make extracts of the records of the other pertaining to the transactions between or among them under the Agreement to determine the accuracy of the amounts which have been or are to be paid, refunded or credited by one party to the other in accordance with the provisions hereof.

11.3 Carrier shall obtain an audit from an Auditor of the physical security, information security and operational facets of Carrier’s business and provide to Servicer and, if applicable, the requesting Card Association, a copy of the audit report resulting therefrom (a) upon Servicer’s request, or upon the request of a Card Association, within a reasonable time as determined by the applicable Card Association following any security breach on Carrier’s system at Carrier’s expense, (b) at a reasonable time and upon reasonable notice following request of a Card Association at Carrier’s expense and (c) if no security breach has occurred on Carrier’s system, upon request of Servicer, at Servicer’s expense; provided that, with respect to this clause (c), such an audit may not be required more than once per calendar year and shall be at a reasonable time and upon reasonable notice.

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11.4 Servicer shall provide Carrier a copy of (i) the SAS 70 audit of Servicer’s or Member’s business each year upon request, provided that a non-disclosure agreement reasonably acceptable to Servicer has been executed by Carrier, and (ii) an audit of physical security, information security and operational facets of Servicer’s or Member’s business created following a security breach involving any of Carrier’s or Carrier’s customer’s data handled under this Agreement.

SECTION 12. DISPUTES WITH CARDHOLDERS.

12.1 Carrier will handle all claims or complaints by a Cardholder with regard to Travel Costs or Transactions.

12.2 Any dispute between Carrier and Cardholder arising out of the contract of air carrier and unrelated to the processing of Transactions shall be settled directly by Carrier without liability, cost, or loss to Member or Servicer.

SECTION 13. ASSIGNMENT; DELEGATION OF DUTIES. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Consent of Carrier shall not be required as to an assignment by Member or Servicer to any subsidiary, Affiliate or parent of Member or Servicer under this Agreement. No party hereto shall make any other assignment of this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Member and Servicer, each in its sole discretion, without prior notice to Carrier, may designate and authorize any Affiliate(s) of Member or Servicer to take any action required or allowed by Member or Servicer or to undertake any duties or fulfill any obligations of either of them hereunder, and in such case such Affiliate(s) shall be entitled to the rights and benefits of Member or Servicer hereunder, as applicable. Notwithstanding any such designation and authorization, Member or Servicer, as applicable, shall remain liable for any breach or failure to perform hereunder by any such Affiliate(s) of Member or Servicer, as applicable, hereunder. Member and Servicer acknowledge that the terms of any agreement between them with respect to assignments shall supersede the provisions of this Section 13 as between Member and Servicer except that Member or Servicer, as applicable, shall remain liable for any breach or failure to perform hereunder by any such Affiliate(s) of Member or Servicer, as applicable, hereunder.

SECTION 14. INDEMNIFICATION; LIMIT ON LIABILITY.

14.1 Carrier shall indemnify and hold Member, Servicer and any Association Obligor harmless from and against any and all claims, losses, liability, costs, damages, and expenses on account of or arising out of claims, complaints, disputes, settlement, litigation, arbitration, governmental inquiry or other proceeding pertaining or alleged to pertain thereto and instituted by (“Claim(s)”) (a) a Cardholder with regard to Travel Costs or Transactions, and any and all disputes between Carrier and any Cardholder arising out of the common carrier passenger relationship, other than as a result of Member or Servicer’s failure to comply with this Agreement or the Operating Regulations, where such failure is not caused in any part by Carrier or its Agents, or (b) any Person with regard to any breach by Carrier of this Agreement, the Operating Regulations or any applicable laws and regulations.

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14.2 Any Party seeking indemnification from Carrier will promptly notify Carrier of any such third-party claim and allow Carrier the right to assume the defense of any such claim and have sole control over the litigation of such claim (but must obtain Member’s or Servicer’s consent prior to any settlement, which consent shall not be unreasonably withheld). Neither Member nor Servicer will settle any such claim without Carrier’s written consent. Carrier must assist in the collection of information, preparation, negotiation, settlement (if applicable), and the defense of any such claim. Nothing herein shall limit Member’s or Servicer’s right of Chargeback as defined in Section 8 of the Agreement.

14.3 Each of Member and Servicer shall indemnify and hold Carrier harmless from and against any and all claims, losses, liability, costs, damages and expenses of any Person (other than Carrier) on account of or arising out of any claims, complaints, disputes, settlement, litigation, arbitration, governmental inquiry or other proceeding instituted by such Person and alleging or arising from Member or Servicer’s failure to comply with this Agreement, the Operating Regulations or applicable law, where such failure is not caused in any part by Carrier or its Agents. Except as otherwise provided in any separate indemnification agreements between Member and Servicer, the indemnifying party shall be liable only for its own such acts or omissions. Carrier will promptly notify Member and Servicer of any such third-party claim against Member or Servicer and allow Member or Servicer the right to assume the defense of any such claim. Carrier will not settle any such claim without Member’s or Servicer’s written consent. Any other provisions contained herein to the contrary notwithstanding, it is hereby agreed that the indemnity provisions set forth in this Section 14 (including Section 14.2 and 14.3) shall survive termination of the Agreement and remain in effect with respect to any occurrence or claim arising out of or in connection with the Agreement.

14.4 In no event will Member or Servicer be liable for loss of profits or for any indirect or consequential loss or damage (howsoever arising) even if such loss was reasonably foreseeable. In no event will Carrier be liable for any indirect or consequential loss or damage (other than lost profits solely in the event of termination for cause), howsoever arising, even if such loss was reasonably foreseeable *****

14.5 Any exchange rate losses due to a refund or Chargeback being processed shall be borne by Carrier.

SECTION 15. TERMINATION AND WAIVER.

15.1 The provisions of this Section 15 shall apply if any Party hereto shall commit a material default in the performance of its obligations under the Agreement, including any of the defaults specified in this Section 15 as reasons for termination of the Agreement. For purposes of this Section 15, all notices hereunder to be given by or to Member, shall be given by or to Servicer on behalf of Member. Servicer may remedy any material default by Member.

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15.2 In the event: (a) Member and/or Servicer commits a material default under the Agreement; (b) Member and/or Servicer makes an assignment of this Agreement in violation of Section 13 herein; or (c) Member and/or Servicer experiences Member and/or Servicer Insolvency Event, Carrier may terminate the Agreement on twenty-four (24) hours’ written notice to Servicer if Member or Servicer shall fail or refuse to remedy such event within thirty (30) calendar days after receipt of written notice specifying the nature of event, or to commence to remedy such event within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

15.3 Servicer, for itself and on behalf of Member, may terminate the Agreement without notice to Carrier upon (a) the occurrence of any Insolvency Event, (b) Carrier’s commitment of or participation in any systematic, systemic or recurring fraudulent activity, or *****

15.4 Servicer, for itself and on behalf of Member, may terminate the Agreement on ten (10) calendar days’ written notice to Carrier based upon (a) the imposition, or an attempted imposition, of a lien in favor of any person other than Member or Servicer, whether voluntary or involuntary, on the Deposit or any portion thereof or any property of Carrier subject to the lien or security interest of Member or Servicer or any other Secured Party pursuant to this Agreement, or the imposition of any freeze on any property of Carrier subject to the lien or security interest of Member, Servicer or any other Secured Party; (b) the imposition of any material restriction on or material impairment of any of Member’s or Servicer’s rights under the Agreement, including any restriction of the rights with respect to the Deposit provided pursuant to the Exposure Protection Schedule; (c) failure by Carrier to pay any of the Obligations when due or to remit funds to Member or Servicer when required pursuant to the Agreement; or (d) Carrier’s failure to notify Servicer of the occurrence of a material default in accordance with Section 21.3; provided, that, Servicer shall not terminate the Agreement pursuant to this Section 15.4 if Carrier cures such default within the five (5) day notice period specified in this Section 15.4.

15.5 Servicer, for itself and on behalf of Member, may terminate the Agreement on twenty-four (24) hours’ written notice to Carrier if:

(a) Carrier (i) fails to maintain all licenses, permits and certificates necessary for it to conduct flight operations, (ii) materially breaches any requirement of any Operating Regulations or (iii) fails to provide any of the Financial Statements required under this Agreement, and Carrier fails or refuses to remedy any of the foregoing defaults within twenty (20) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within twenty (20) days after receipt of such written notice any remedy commenced during the original twenty (20) day notice period; or

(b) any representation or warranty made by Carrier proves to be incorrect when made in any material respect, and Carrier fails or refuses to remedy such default within thirty (30) calendar days after receipt of written notice specifying the nature of such

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default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

(c) Carrier shall commit any other material default under the Agreement and shall fail or refuse to remedy such material default within thirty (30) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

In the case of any material default described in this Section 15 with respect to which Carrier fails to provide notice in accordance with Section 21.3, any period for remedy under Section 15.5 shall begin on the date that such notice should have been provided by Carrier to Servicer.

15.6 No termination of the Agreement (whether under this Section 15 or any other provision of the Agreement) shall affect the rights or obligations of any party which may have arisen or accrued prior to such termination, including without limitation claims of Member or Servicer for Chargebacks related to Card Transactions that occurred prior to any termination.

15.7 No waiver of any provision hereunder shall be binding unless such waiver shall be in writing and signed by the party alleged to have waived such provisions.

SECTION 16. NOTICES. All notices permitted or required by the Agreement shall be in writing, served by personal delivery (including any courier service), registered mail or post or confirmed facsimile transmission at the address or facsimile number of the parties set out in the Signatory Agreement, and shall be deemed to be effectively served on such party if served by personal delivery on the day of delivery (including any courier service), if served by ordinary mail or post two (2) days after the date of pre-paid first class posting or mail, or if served by facsimile transmission on the date of confirmation of transmission.

SECTION 17. RULES AND REGULATIONS; APPLICABLE LAW. Carrier acknowledges that the respective systems of the Card Associations are governed by their respective Operating Regulations and that all transactions hereunder are subject to such Operating Regulations and Carrier is obligated to comply with the Operating Regulations. Carrier further acknowledges that Member and Servicer have entered into the Agreement in reliance upon the applicability of the Operating Regulations of applicable Card Associations to the transactions hereunder and Carrier’s performance thereunder. Carrier shall comply in all material respects with all applicable laws and regulations.

SECTION 18. REIMBURSEMENT BY CARRIER.

18.1 Carrier will reimburse Member and Servicer for any fees, charges, fines, assessments, penalties, and Chargebacks that Member or Servicer may be required to pay a Card

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Association or may incur with regard to any Transaction(s) processed pursuant to the Agreement or arising out of any failure of Carrier to perform in compliance with applicable Operating Regulations, applicable laws and regulations, or the requirements of PCI or any act or omission by any third party service provider to Carrier or any other party to a contract with Carrier without additional fee, charge, fine, assessment or penalty assessed by Member and/or Servicer; provided, that, Carrier shall have no obligation for any such amount incurred as a result of Member or Servicer’s failure to comply with this Agreement, the Operating Regulations or applicable law, where such failure is not caused in any part by Carrier or its Agents. Without limiting the generality of the foregoing, Carrier will reimburse Member and Servicer for Transactions required to be paid by Member or Servicer by virtue of applicable Operating Regulations as such Operating Regulations may be applied by the applicable Card Associations. Any losses suffered by Member, Servicer or any Association Obligor on account of delay by Member or Servicer in processing Chargebacks shall be reimbursed by Carrier with respect to Chargebacks processed by Member or Servicer subsequent to cessation or substantial curtailment of flight operations of Carrier.

18.2 Member and Servicer shall have the right to deduct, set off against, or recoup from the amount of any reimbursement hereunder from any payment otherwise due to Carrier under this Agreement. If Member or Servicer is unable to so collect such amount, Carrier shall pay Member or Servicer (in each case, for Member or Servicer or on behalf of any applicable Association Obligor), on demand, the full amount or any uncollected part thereof. Each Member or Servicer, at its option, may apply, set off against or recoup from the Deposit amount (if any) such amount necessary to satisfy Carrier’s obligations hereunder. In the case of any payment made to a third party for which Carrier reimbursed Member or Servicer, Carrier may choose to recover the amount involved or otherwise resolve the cause of the reimbursement in its sole discretion; provided, that, Member and Servicer shall have no obligation to recover such amount or take any other actions relating thereto. Without limiting the foregoing, Carrier acknowledges that Reserved Funds are funds provisionally credited to Member pursuant to the Operating Regulations, subject to Chargeback as provided therein, and that pursuant to the Exposure Protection Schedule such funds will not be credited (provisionally or otherwise) to Carrier but will be held by Member or Servicer subject to subsequent credit as provided in the Exposure Protection Schedule and are subject to Chargeback in accordance with the Operating Regulations as such Operating Regulations may be applied by the applicable Card Association.

SECTION 19. COST AND EXPENSES. Each party shall reimburse the other party for all costs and expenses, including reasonable attorneys’ fees and expenses of outside counsel to the other party and the allocated costs of in-house counsel to the other party, paid or incurred by the other party in connection with the enforcement of its rights hereunder. All costs and expenses to be paid by Carrier hereunder shall be payable on demand and are secured by the Deposit and all collateral of Member and Servicer hereunder. Member and Servicer, at its option, may deduct the amounts owed to it from any amount otherwise due Carrier from Member or Servicer or apply, set off against or recoup from the Deposit such amount necessary to satisfy Carrier’s obligations hereunder. This Section 19 shall survive termination of the Agreement.

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SECTION 20. ASSISTANCE.

20.1 No Party to this Agreement shall unreasonably withhold any documentation required by another Party to the Agreement in connection with the defense of any claim asserted in connection with the Agreement.

20.2 Subject to compliance with any applicable data processing laws, Servicer may provide Cardholder’s name and address in accordance with the provisions of Section 4.1 for each Chargeback when it is included in the Cardholder’s documentation received by Member or Servicer.

SECTION 21. REPORTING. Until any obligation of Member and Servicer to perform hereunder shall have expired or been terminated and all obligations of Carrier to Member and Servicer hereunder shall have been satisfied, Carrier shall furnish to Servicer the following reports, notices and financial statements, which shall be in English and shall be stated in United States dollars unless an alternative currency is indicated in the Signatory Agreement that is part of the Agreement.

21.1 Within one hundred twenty (120) days after the end of each fiscal year of Carrier, the consolidated financial statements of Carrier and its subsidiaries, for the immediately preceding fiscal year, consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit and stating Carrier’s unrestricted cash (including cash equivalents) balance, certified without qualification by independent certified public accountants of recognized standing selected by Carrier and acceptable to Servicer.

21.2 Within thirty (30) days after the end of each fiscal quarter, consolidated statements of income, cash flow and changes in stockholders’ equity for Carrier and its subsidiaries, if any, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of Carrier and its subsidiaries, if any, as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year and stating Carrier’s unrestricted cash (including cash equivalents) balance, accompanied by consolidating statements for such period and a certificate signed by the chief financial officer of Carrier (a) stating that such financial statements present fairly the financial condition of Carrier and its subsidiaries and that the same have been prepared in accordance with generally accepted accounting principles and (b) certifying as to Carrier’s compliance with all statutes and regulations applicable to Carrier, respectively, except noncompliance that could not reasonably be expected to have a material adverse effect on the financial condition or business operations of Carrier.

21.3 Within ten (10) days of an officer of Carrier becoming aware of any material default by Carrier under the Agreement, a notice from Carrier describing the nature thereof and what action Carrier proposes to take with respect thereto.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

21.4 Within ten (10) days of an officer of Carrier becoming aware of the same, notice of any pending or threatened action, suit or proceeding at law or equity, or before or by any town, city, county, state, provincial or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against Carrier or any of its property which, if determined adversely to Carrier could materially adversely affect the present or prospective financial condition of Carrier or affect its ability to perform hereunder.

21.5 Within ten (10) days after any (a) termination or suspension of any agreement that is relevant to Carrier’s performance under this Agreement, or any of Carrier’s rights or benefits thereunder, that Carrier has with any Relevant Authorities or a Billing Settlement Processor, (b) modification of any agreement that is relevant to Carrier’s performance under this Agreement, with any Relevant Authorities or a Billing Settlement Processor that could materially adversely affect the present or prospective financial condition of Carrier or impair its ability to perform hereunder or (c) receipt by Carrier of notice from any Relevant Authorities or a Billing Settlement Processor of such Relevant Authorities’ or Billing Settlement Processor’s intention to terminate, suspend or modify agreement with Carrier, a notice from Carrier of such termination, modification or receipt of notice and such information with respect to the same as Servicer may request. Such notice shall be provided whether Carrier is a party to an agreement with any Relevant Authorities or a Billing Settlement Processor on the Effective Date or thereafter becomes party to an agreement with any Relevant Authorities or a Billing Settlement Processor.

21.6 Immediately upon the occurrence of an Insolvency Event, Carrier shall include Servicer and Member on the list and matrix of creditors filed with any bankruptcy authority whether or not a claim may exist at the time of filing.

21.7 Immediately upon the failure to pay, whether by acceleration or otherwise, any payment obligation of Carrier pursuant to any aircraft lease, notice of such failure and information concerning the amount of the obligation and the actual or likely consequences of such failure.

21.8 Within five (5) days after the merger or consolidation of Carrier, or entry by Carrier into any analogous reorganization or transaction, with any other corporation, company or other entity or the sale, transfer, lease or other conveyance of all or any substantial part of Carrier’s assets, notice of such event, including a description of the parties involved and the structure of the reorganization or transaction.

21.9 Immediately upon a responsible officer of Carrier becoming aware (or at the time a responsible officer of Carrier should have become aware) of any material adverse change in the condition or operations, financial or otherwise, of Carrier, notice of such material adverse change.

21.10 Such other information with respect to the financial condition and operations of Carrier as Servicer may reasonably request.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

SECTION 22. GENERAL.

22.1 No failure or delay on the part of Member, any Servicer or Carrier in exercising any power or right under the Agreement shall operate as a waiver of such power or right.

22.2 Section headings are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

22.3 Nothing in the Agreement or in the course of conduct between the parties shall be construed as creating a principal and agent partnership or joint venture relationship between the parties hereto.

SECTION 23. REMEDIES CUMULATIVE. All remedies, rights, powers, and privileges, either under the Agreement or by law or otherwise afforded to a Party, shall be cumulative and not exclusive of any other such remedies, rights, powers and privileges. Each Party may exercise all such remedies in any order of priority.

SECTION 24. CONFIDENTIALITY.

24.1 Carrier shall keep strictly confidential and shall not disclose to any third party the Agreement, the Operating Regulations and information about Member and Servicer and their respective operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors (“Member/Servicer Confidential Information”), which is furnished to Carrier pursuant to the provisions hereof is used only for the purposes of the Agreement and any other relationship between Member or Servicer and Carrier and shall not be divulged to any person other than Carrier, its affiliates and their respective officers, directors, employees, except (a) to their agents, consultants, attorneys and accountants in connection with the Agreement with a need to know and subject to confidentiality agreements no less protective than these confidentiality provisions, (b) for due diligence purposes in connection with significant transactions or dealings involving Carrier and which are outside the ordinary course of Carrier’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions and redaction of such information as Servicer may deem proprietary to either Servicer or Member, (c) in connection with the enforcement of the rights of Carrier hereunder or otherwise in connection with applicable litigation, and (d) as may otherwise be required by any court or law enforcement or regulatory authority having jurisdiction over Carrier or by any applicable law, rule, regulation or judicial process, the opinion of Carrier’s legal advisors concerning the making of such disclosure to be binding on the parties hereto; provided, that, in the event that Carrier determines that it is required to disclose any such information whether pursuant to a judicial order or to applicable law, Carrier agrees, to the extent legally permissible, to provide Member or Servicer within ten (10) days’ prior written notice (or such shorter prior notice as shall be reasonable and practicable in the circumstances) of such determination and the basis for such determination prior to making disclosure so that Member or Servicer may consider whether to seek an appropriate protective order or to waive compliance with the requirements of this Section 24. Carrier shall not incur any liability to Member or Servicer by reason of any disclosure permitted by this Section 24. Carrier agrees to use the same degree of care to prevent the unauthorized disclosure or use of the Member/Servicer Confidential Information as Carrier uses to protect its own confidential information, but in no event less than a reasonable standard of care.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

24.2 Member and Servicer shall keep strictly confidential and shall not disclose to any third party the Agreement and information about Carrier and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors (“Carrier Confidential Information”), which is furnished to Member or Servicer pursuant to the provisions hereof is used only for the purposes of the Agreement and any other relationship between Member or Servicer and Carrier and shall not be divulged to any person other than Member or Servicer, their affiliates and their respective officers, directors, and employees, except (i) to their agents, consultants, attorneys and accountants in connection with the Agreement with a need to know and subject to confidentiality agreements no less protective than these confidentiality provisions, (ii) for due diligence purposes in connection with significant transactions or dealings involving Member or Servicer and which are outside the ordinary course of Member’s or Servicer’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions, (iii) in connection with the enforcement of the rights of Member or Servicer hereunder or otherwise in connection with applicable litigation, and (iv) as may otherwise be required by any court or law enforcement or regulatory authority having jurisdiction over Member or Servicer or by any applicable law, rule, regulation or judicial process, the opinion of legal advisors to Member or Servicer concerning the making of such disclosure to be binding on the parties hereto; provided, that in the event that Member or Servicer determines that it is required to disclose any such information whether pursuant to a judicial order or to applicable law, Member or Servicer, as applicable, to the extent legally permissible, agrees to provide Carrier with ten (10) days’ prior written notice (or such shorter prior notice as shall be reasonable and practicable in the circumstances) of such determination and the basis for such determination prior to making disclosure so that Carrier may consider whether to seek an appropriate protective order or to waive compliance with the requirements of this Section 24. Neither Member nor Servicer shall incur any liability to Carrier by reason of any disclosure permitted by this Section 24. Member and/or Servicer agrees to use the same degree of care to prevent the unauthorized disclosure or use of the Carrier Confidential Information as Member and/or Servicer uses to protect its own confidential information, but in no event less than a reasonable standard of care.

24.3 Carrier hereby authorizes Member to disclose to the Card Associations Carrier’s name and address and any and all other information as may be required pursuant to any Operating Regulations, and to list Carrier as one of its customers.

SECTION 25. FORCE MAJEURE.

25.1 Any delay in the performance by any party hereto of its obligations (except for payment of monies when due) shall be excused during the period and to the extent that such performance is rendered impossible or impracticable due to any one or more of the following: acts of God, fires or other casualty, flood or weather condition, earthquakes, acts of a public enemy, acts of war, terrorism, insurrection, riots or civil commotion, explosions, strikes, boycotts, unavailability of parts, equipment or materials through normal supply sources, the failure of any utility to supply its services for reasons beyond the control of the party whose performance is to be excused, or other cause or causes beyond such party’s reasonable control.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

25.2 If any Party is affected by a force majeure event, it shall immediately notify in writing the other Parties of the nature and extent of the circumstances and the Parties shall discuss and agree on the action to be taken. *****

SECTION 26. ASSOCIATION OBLIGOR. Carrier acknowledges that Carrier may be obligated to an Association Obligor to the extent an Association Obligor has incurred liability to a Card Association either as a Direct Obligor or on account of payment of an Indirect Obligation. For the avoidance of doubt, it is understood and agreed that in the case of any such obligation, Carrier shall only be obligated to pay the obligation once, unless payment is made to an entity other than Member, Servicer, an Association Obligor, Card Association or other Secured Party, and the obligation to the Card Association is not extinguished or satisfied on account of such payment or otherwise. Member or Servicer shall act on behalf of an Association Obligor in such circumstances and Carrier may rely upon any actions taken or directions given by Member or Servicer as having been authorized by an Association Obligor.

SECTION 27. JUDGMENT CURRENCY. Carrier agrees that any judgment concerning this Agreement granted in favor of Member or Servicer shall be paid in the currency such judgment is rendered in (the “Judgment Currency”). If Carrier fails to pay a judgment as described in the preceding sentence, Carrier agrees to indemnify Member and Servicer against any loss incurred by Member or Servicer as a result of the rate of exchange at which any amount recovered against Carrier (by way of recoupment, setoff or otherwise) is converted to the Judgment Currency. The foregoing indemnity shall constitute a separate and independent obligation of Carrier and shall apply irrespective of any indulgence granted to Carrier from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 28. WAIVER OF SOVEREIGN IMMUNITY. To the extent that Carrier may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, to claim for itself or its revenues, assets or properties sovereign immunity from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, attachment in aid of execution of a judgment or from execution of judgment to the extent that in any such jurisdiction there may be attributed such sovereign immunity (whether or not claimed), Carrier hereby irrevocably agrees not to claim and hereby irrevocably waives such sovereign immunity in respect of suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment and execution of a judgment.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit A

to Master Terms of Service

Payment Schedule

File Received by Member or Servicer by 9:00 P.M. (prevailing Central time, U.S.)	Day Funded (via wire)
Monday	Tuesday
Tuesday	Wednesday
Wednesday	Thursday
Thursday	Friday
Friday	Monday
Saturday	Tuesday
Sunday	Tuesday

Days that United States government offices and agencies are not open (weekends and federal holidays) will affect settlement times.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

FEE SCHEDULE

*****This Fee Schedule has been redacted in full*****

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.